UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2017

RH

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2017 annual meeting of stockholders (the “Annual Meeting”) of RH held on June 27, 2017, RH’s stockholders voted on five proposals and cast their votes as described below. The proposals are set forth in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 18, 2017.

Proposal 1: RH’s stockholders elected three (3) nominees to the Board of Directors, as Class II directors, each to hold office for a three-year term and until the 2020 annual meeting or until his or her successor is duly elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Hilary Krane	26,933,096	147,504	3,682,296

Katie Mitic	26,933,465	147,135	3,682,296

Ali Rowghani	26,924,784	155,816	3,682,296

Proposal 2: RH’s stockholders cast their advisory, non-binding votes on executive compensation, as set forth below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,265,011	2,652,211	163,378	3,682,296

Proposal 3: RH’s stockholders did not approve RH’s 2012 Stock Incentive Plan for purposes of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), as set forth below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,638,974	11,493,667	4,947,959	3,682,296

Proposal 4: RH’s stockholders approved RH’s Cash Incentive Bonus Plan for purposes of Section 162(m)(4)(C) of the Code, as set forth below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,337,628	2,579,725	163,247	3,682,296

Proposal 5: RH’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as RH’s independent registered public accounting firm for the 2017 fiscal year, as set forth below.

FOR	AGAINST	ABSTAIN
30,580,986	172,831	9,079

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RH

Dated: June 28, 2017	By:	/s/ Karen Boone
Karen Boone
Co-President, Chief Financial and Administrative Officer